EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

PITTSBURGH, Oct. 22, 2014 - TriState Capital Holdings, Inc. (NASDAQ: TSC) today reported record earnings and non-interest income for the third quarter of 2014, as the bank holding company continued to execute its strategy for driving profitable growth in loans, deposits and investment management fees.

The holding company for TriState Capital Bank and Chartwell Investment Partners, Inc. reported net income of $5.7 million in the third quarter of 2014, compared to $514,000 in the second quarter of 2014 and $1.3 million in the third quarter of last year. Diluted earnings per share were $0.20 in the third quarter of 2014, compared to $0.02 in the second quarter of 2014 and $0.05 in the third quarter of last year.

“Record net income in the quarter highlights the diversity and combined earnings power of our high-growth banking and investment management businesses, as we continue to manage risk within our portfolio, position the company to take advantage of any shift in interest rates, and leverage our scalable operating model,” Chief Executive Officer James F. Getz said. “We believe our third quarter results clearly reflect the underlying profitability and differentiated strategy of the company.”

THIRD QUARTER 2014 HIGHLIGHTS

•	Net interest income grew to $16.2 million, driven by double-digit annualized loan growth.

•	Total loans increased 4.2%, or 16.6% annualized.

•	Non-interest income was $9.3 million, or 36.4% of total revenue.

•	Annualized provision expense and net charge offs to average loans were 0.12% and 0.19%, respectively.

•	Non-performing assets were 1.03% of total assets.

THIRD QUARTER 2014 RESULTS
Loan growth drove TriState Capital’s third quarter 2014 net interest income (NII) to a record $16.2 million, compared to $16.0 million in the linked second quarter and $15.8 million in the year-ago third quarter of 2013. Third quarter 2014 NII grew by 1.3% from the linked quarter and 3.0% from the year-ago quarter on expansion of lower-risk lending, most notably marketable-securities-backed loans originated through TriState Capital’s private banking channel. Net interest margin (NIM) was 2.58% in the third quarter of 2014 and 2.57% in the linked quarter, excluding interest expense from the company’s June 2014 subordinated debt placement. NIM was 2.50% in the third quarter of 2014, reflecting a full three months of this interest expense, and 2.55% in the linked quarter.

Third quarter 2014 non-interest income of $9.3 million increased by 1.9% from $9.1 million in the linked quarter and more than eight-fold from $1.1 million in the year-ago quarter. It was primarily boosted by the Chartwell investment management business acquired in March 2014 and higher swap fees. Non-interest income, excluding net gains on sales of investment securities, represented 36.4% of total revenue in the third quarter of 2014, compared to 35.2% in the linked quarter and 6.6% in the year-ago quarter.

Third quarter 2014 total revenue of $25.5 million increased by 3.2% from $24.7 million in the linked quarter and by 51.2% from $16.9 million in the year-ago quarter.

Total non-interest expenses were $16.7 million, or 2.43% of average assets on an annualized basis, in the third quarter of 2014, compared to $15.5 million, or 2.34%, in the linked quarter and $10.0 million, or 1.81%, in the year-ago period. Third quarter 2014 compensation and benefits expenses increased from the linked period, reflecting improved financial performance compared to the second quarter, when results lowered incentive compensation accruals at TriState Capital Bank. Compensation and benefits expenses were higher than in the year-ago quarter, largely as a result of the March 2014 acquisition of Chartwell.

The third quarter 2014 efficiency ratio, as adjusted, for the bank was 59.68%, compared to 57.32%, in the linked quarter and 58.73% in the year-ago quarter.

Third quarter 2014 pre-tax, pre-provision net revenue was $8.9 million, compared to $9.3 million in the linked quarter and $6.9 million in the year-ago quarter. It reflected the first full three months’ of interest expense associated with the company’s June 2014 subordinated debt placement, which was $554,000 in the third quarter of 2014 and $159,000 in the linked quarter.

EXHIBIT 99

BALANCE SHEET GROWTH
Third quarter 2014 net interest income was driven by the bank’s continued loan growth, which reflects the bank’s current focus on expanding private banking channel and commercial real estate (CRE) loans at a faster rate than its commercial and industrial (C&I) portfolio.

Loans totaled $2.3 billion at Sept. 30, 2014, increasing 4.2%, or 16.6% annualized, during the third quarter of 2014. Total loans grew 30.0% over the 12 months ended Sept. 30, 2014. Private banking channel loans totaled $914.1 million, growing 17.2%, annualized, from the end of the linked quarter and 79.8% from the end of the year-ago quarter. CRE loans totaled $686.2 million, growing 33.5%, annualized, from the end of the linked quarter and 37.3% from the end of the year-ago quarter. C&I loan balances were $696.2 million at Sept. 30, 2014, increasing 0.5%, annualized, from the end of the linked quarter and decreasing 8.2% from one year prior.

The bank grew deposit balances by 3.3%, annualized, during the third quarter to $2.24 billion at September 30, 2014, while deposit funding costs remained unchanged from the linked quarter. Compared to the year-ago quarter, deposits grew 19.5% at period end, while deposit funding costs declined 6 basis points.

TriState Capital remains very well positioned to profit from a rising interest-rate environment, and the bank continues to manage a highly asset-sensitive balance sheet. At Sept. 30, 2014, 81% of TriState Capital’s loans and 57% of its securities portfolio were floating rate. In addition, 39% of deposits were fixed-rate time deposits. The duration of the investment portfolio was 1.8 as of Sept. 30, 2014, which the company believes to be meaningfully lower than its peers.

ASSET QUALITY
TriState Capital’s third quarter provision expense was $651,000, compared to $9.1 million in the linked quarter and $4.9 million in the year-ago quarter. Provision expense, on an annualized basis, represented 0.12% and 0.52% of average loans for the three and 12 months ended Sept. 30, 2014, respectively. By comparison, TriState Capital’s full-year provision from 2010 through 2013 averaged 0.46% of average loans, and it ranged between 0.40% and 0.53%.

Net charge offs to average loans, annualized, were 0.19% in the third quarter of 2014, 0.95% in the linked quarter and 0.98% in the year-ago quarter. Non-performing assets represented 1.03% of total assets at Sept. 30, 2014, compared to 1.08% at June 30, 2014 and 0.99% at September 30, 2013.

The allowance for loan losses represented 0.97% of total loans at Sept. 30, 2014, compared to 1.04% at June 30, 2014 and 1.03% at Sept. 30, 2013, which is a function of the growing portfolio of loans secured by marketable securities, which generally have lower provision based on their lower risk profile. The allowance for loan losses measured 83.19% of non-performing loans at the end of the third quarter, compared to 81.43% at the end of the second quarter and 84.83% at the end of the year-ago quarter.

INVESTMENT MANAGEMENT
Chartwell’s assets under management (AUM) were $7.6 billion at Sept. 30, 2014, compared to $7.9 billion at June 30, 2014 and $7.5 billion at Dec. 31, 2013. Third quarter AUM reflects $111 million in new business and new flows from existing accounts, offset by outflows of $175 million and $246 million in market depreciation. The weighted average fee rate for the third quarter was 0.38%, unchanged from the linked quarter.

Chartwell investment management fees for the third quarter of 2014 were $7.4 million, compared to $7.5 million in the second quarter of this year. Third quarter revenues reflect inflows including those into new funds launched this year and other higher income-producing assets, strong product performance relative to benchmarks across disciplines, outflows, and the impact of general domestic equity market performance in the three months ended Sept. 30. From the Chartwell acquisition closing on March 5 through September 30, TriState Capital’s investment management fees have totaled $17.4 million.

CAPITAL STRENGTH
TriState Capital’s capital ratios continue to exceed the highest required regulatory benchmark levels. As of Sept. 30, 2014, TriState Capital Holding’s tier 1 leverage ratio was 9.53% and the ratio of tangible equity to tangible assets was 9.43%.

SHARE REPURCHASE PROGRAM
The company’s Board of Directors this week approved a share repurchase program of up to $10 million, authorizing TriState Capital Holdings to repurchase up to 1,000,000 shares of its common stock. The program authorizes repurchases totaling up to approximately 3.5% of TriState Capital Holdings’ 28,712,779 common shares outstanding at Sept. 30, 2014.

EXHIBIT 99

Under the authorization, which expires Dec. 31, 2015, purchases may be made at the discretion of management from time to time in the open market or through negotiated transactions.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on Oct. 23 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10053325 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “Tristate Capital Holdings, Inc. Conference Call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through 9 a.m. ET on Nov. 7, 2014. The replay may be accessed by dialing 877-344-7529 from the United States or 412-317-0088 from other locations and entering the conference number 10053325.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $2.7 billion in assets, as of Sept. 30, 2014, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Princeton, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $7.6 billion in assets under management, as of Sept. 30, 2014, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
(Dollars in thousands)	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Period-end balance sheet data:
Cash and cash equivalents	$99,133	$192,523	$139,841	$99,133	$139,841
Total investment securities	225,509	203,440	239,406	225,509	239,406
Total loans	2,296,507	2,204,257	1,766,504	2,296,507	1,766,504
Allowance for loan losses	(22,376)	(22,822)	(18,281)	(22,376)	(18,281)
Total loans, net of allowance for loan losses	2,274,131	2,181,435	1,748,223	2,274,131	1,748,223
Goodwill and other intangibles, net	52,719	53,108	—	52,719	—
Other assets	102,801	102,415	73,427	102,801	73,427
Total assets	$2,754,293	$2,732,921	$2,200,897	$2,754,293	$2,200,897

Total deposits	$2,244,324	$2,225,770	$1,878,694	$2,244,324	$1,878,694
Borrowings	165,000	155,000	20,000	165,000	20,000
Other liabilities	37,610	51,168	13,137	37,610	13,137
Total liabilities	2,446,934	2,431,938	1,911,831	2,446,934	1,911,831

Total shareholders' equity	307,359	300,983	289,066	307,359	289,066

Total liabilities and shareholders' equity	$2,754,293	$2,732,921	$2,200,897	$2,754,293	$2,200,897

Income statement data:
Interest income	$19,681	$18,991	$18,384	$56,980	$53,966
Interest expense	3,435	2,953	2,612	8,834	8,566
Net interest income	16,246	16,038	15,772	48,146	45,400
Provision for loan losses	651	9,109	4,911	10,368	7,714
Net interest income after provision for loan losses	15,595	6,929	10,861	37,778	37,686
Non-interest income:
Investment management fees	7,418	7,509	—	17,381	—
Net gain on the sale of investment securities available-for-sale	—	414	—	1,428	784
Other non-interest income	1,872	1,198	1,118	4,082	3,426
Total non-interest income	9,290	9,121	1,118	22,891	4,210
Non-interest expense:
Amortization expense	389	390	—	909	—
Other non-interest expense	16,284	15,094	10,016	44,040	29,604
Total non-interest expense	16,673	15,484	10,016	44,949	29,604
Income before tax	8,212	566	1,963	15,720	12,292
Income tax expense	2,506	52	633	4,884	4,235
Net income	$5,706	$514	$1,330	$10,836	$8,057

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
(Dollars in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Per share and share data:
Earnings per share:
Basic	$0.20	$0.02	$0.05	$0.38	$0.31
Diluted	$0.20	$0.02	$0.05	$0.37	$0.31
Book value per common share	$10.70	$10.48	$10.08	$10.70	$10.08
Tangible book value per common share (1)	$8.87	$8.63	$10.08	$8.87	$10.08
Common shares outstanding, at end of period	28,712,779	28,712,779	28,690,279	28,712,779	28,690,279
Average common shares outstanding:
Basic	28,712,779	28,693,741	28,690,034	28,699,015	23,207,969
Diluted	29,005,151	29,198,699	29,149,732	29,138,533	25,951,426

Performance ratios:
Return on average assets (2)	0.83%	0.08%	0.24%	0.56%	0.50%
Return on average equity (2)	7.42%	0.68%	1.81%	4.80%	4.20%
Net interest margin (2) (3)	2.50%	2.55%	2.93%	2.62%	2.90%
Bank efficiency ratio (1)	59.68%	57.32%	59.30%	60.42%	60.63%
Bank efficiency ratio, as adjusted (1)	59.68%	57.32%	58.73%	60.34%	60.43%
Efficiency ratio (1)	65.29%	62.57%	59.30%	64.57%	60.63%
Efficiency ratio, as adjusted (1)	63.77%	61.00%	58.73%	63.20%	60.43%
Non-interest expense to average assets (2)	2.43%	2.34%	1.81%	2.34%	1.84%
Pre-tax, pre-provision net revenue per average employee (2)	$192	$208	$219	$201	$210

Asset quality:
Non-performing loans	$26,898	$28,025	$21,550	$26,898	$21,550
Non-performing assets	$28,311	$29,438	$21,840	$28,311	$21,840
Other real estate owned	$1,413	$1,413	$290	$1,413	$290
Non-performing assets to total assets	1.03%	1.08%	0.99%	1.03%	0.99%
Allowance for loan losses to total loans	0.97%	1.04%	1.03%	0.97%	1.03%
Allowance for loan losses to non-performing loans	83.19%	81.43%	84.83%	83.19%	84.83%
Net charge-offs (recoveries)	$1,097	$5,039	$4,338	$6,988	$7,307
Net charge-offs (recoveries) to average total loans (2)	0.19%	0.95%	0.98%	0.45%	0.57%

Revenue:
Total revenue (1)	$25,536	$24,745	$16,890	$69,609	$48,826
Pre-tax, pre-provision net revenue (1)	$8,863	$9,261	$6,874	$24,660	$19,222

Capital ratios:
Tangible equity to tangible assets (1)	9.43%	9.25%	13.13%	9.43%	13.13%
Tier 1 leverage ratio	9.53%	9.52%	13.23%	9.53%	13.23%

Assets under management	$7,578,000	$7,888,000	$—	$7,578,000	$—

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$125,655	$114	0.36%	$214,268	$173	0.32%	$135,519	$129	0.38%
Federal funds sold	7,665	1	0.05%	7,911	1	0.05%	6,900	1	0.06%
Investment securities available-for-sale	179,163	522	1.16%	158,987	463	1.17%	218,513	814	1.48%
Investment securities held-to-maturity	39,903	323	3.21%	25,499	219	3.44%	23,737	192	3.21%
Investment securities trading	—	—	—%	—	—	—%	6,869	44	2.54%
Total loans	2,240,116	18,779	3.33%	2,129,381	18,194	3.43%	1,750,101	17,263	3.91%
Total interest-earning assets	2,592,502	19,739	3.02%	2,536,046	19,050	3.01%	2,141,639	18,443	3.42%
Other assets	131,451			122,878			52,549
Total assets	$2,723,953			$2,658,924			$2,194,188

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$84,045	$86	0.41%	$59,805	$27	0.18%	$5,348	$1	0.07%
Money market deposit accounts	1,136,000	1,125	0.39%	1,104,147	1,075	0.39%	935,858	899	0.38%
Time deposits (excluding CDARS®)	472,965	1,014	0.85%	497,778	1,035	0.83%	465,435	1,068	0.91%
CDARS® time deposits	395,254	529	0.53%	421,555	555	0.53%	359,845	623	0.69%
Borrowings:
FHLB borrowing	132,609	127	0.38%	105,714	102	0.39%	20,000	21	0.42%
Subordinated notes payable	35,000	554	6.28%	9,615	159	6.63%	—	—	—%
Total interest-bearing liabilities	2,255,873	3,435	0.60%	2,198,614	2,953	0.54%	1,786,486	2,612	0.58%
Noninterest-bearing deposits	125,668			125,633			102,649
Other liabilities	37,508			31,960			14,182
Shareholders' equity	304,904			302,717			290,871
Total liabilities and shareholders' equity	$2,723,953			$2,658,924			$2,194,188

Net interest income		$16,304			$16,097			$15,831
Net interest spread			2.42%			2.47%			2.84%
Net interest margin (1)			2.50%			2.55%			2.93%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Nine Months Ended September 30,
	2014			2013
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$173,697	$437	0.34%	$159,669	$442	0.37%
Federal funds sold	7,715	3	0.05%	9,066	7	0.10%
Investment securities available-for-sale	175,312	1,648	1.26%	209,523	2,536	1.62%
Investment securities held-to-maturity	30,272	760	3.36%	10,233	238	3.11%
Investment securities trading	—	—	—%	4,091	71	2.32%
Total loans	2,077,090	54,308	3.50%	1,707,014	50,840	3.98%
Total interest-earning assets	2,464,086	57,156	3.10%	2,099,596	54,134	3.45%
Other assets	109,406			48,547
Total assets	$2,573,492			$2,148,143

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$56,205	119	0.28%	$5,484	$3	0.07%
Money market deposit accounts	1,068,005	3,080	0.39%	923,962	2,834	0.41%
Time deposits (excluding CDARS®)	479,062	3,036	0.85%	479,609	3,614	1.01%
CDARS® time deposits	412,235	1,636	0.53%	354,172	2,051	0.77%
Borrowings:
FHLB borrowing	86,594	250	0.39%	20,000	64	0.43%
Subordinated notes payable	15,000	713	6.36%	—	—	—%
Total interest-bearing liabilities	2,117,101	8,834	0.56%	1,783,227	8,566	0.64%
Noninterest-bearing deposits	125,690			88,018
Other liabilities	28,873			20,126
Shareholders' equity	301,828			256,772
Total liabilities and shareholders' equity	$2,573,492			$2,148,143

Net interest income		$48,322			$45,568
Net interest spread			2.54%			2.81%
Net interest margin (1)			2.62%			2.90%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

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TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	September 30, 2014		June 30, 2014		September 30, 2013
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Middle-market banking channel loans:
Commercial and industrial	$696,185	30.3%	$695,313	31.5%	$758,312	42.9%
Commercial real estate	686,192	29.9%	632,738	28.7%	499,706	28.3%
Total middle-market banking channel loans	1,382,377	60.2%	1,328,051	60.2%	1,258,018	71.2%
Total private banking channel loans	914,130	39.8%	876,206	39.8%	508,486	28.8%
Total loans	$2,296,507	100.0%	$2,204,257	100.0%	$1,766,504	100.0%

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended September 30, 2014
(Dollars in thousands)	Bank	Investment Management	Consolidated
	(unaudited)
Income statement data:
Interest income	$19,681	$—	$19,681
Interest expense	3,435	—	3,435
Net interest income	16,246	—	16,246
Provision for loan losses	651	—	651
Net interest income after provision for loan losses	15,595	—	15,595
Non-interest income:
Investment management fees	—	7,418	7,418
Net gain on the sale of investment securities available-for-sale	—	—	—
Other non-interest income	1,875	(3)	1,872
Total non-interest income	1,875	7,415	9,290
Non-interest expense:
Intangible amortization expense	—	389	389
Other non-interest expense	10,815	5,469	16,284
Non-interest expense	10,815	5,858	16,673
Income before tax	6,655	1,557	8,212
Income tax expense	1,833	673	2,506
Net income	$4,822	$884	$5,706

EXHIBIT 99

	Nine Months Ended September 30, 2014
(Dollars in thousands)	Bank	Investment Management	Consolidated
Income statement data:
Interest income	$56,980	$—	$56,980
Interest expense	8,834	—	8,834
Net interest income	48,146	—	48,146
Provision for loan losses	10,368	—	10,368
Net interest income after provision for loan losses	37,778	—	37,778
Non-interest income:
Investment management fees	—	17,381	17,381
Net gain on the sale of investment securities available-for-sale	1,428	—	1,428
Other non-interest income	4,044	38	4,082
Total non-interest income	5,472	17,419	22,891
Non-interest expense:
Intangible amortization expense	—	909	909
Other non-interest expense	31,535	12,505	44,040
Non-interest expense	31,535	13,414	44,949
Income before tax	11,715	4,005	15,720
Income tax expense	3,158	1,726	4,884
Net income	$8,557	$2,279	$10,836

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible equity,” “tangible equity to tangible assets,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible equity” is defined as shareholders' equity reduced by intangible assets, including goodwill, if any. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders' equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible equity to tangible assets” is defined as the ratio of shareholders' equity reduced by intangible assets, divided by total assets reduced by intangible assets. We believe this measure is important to many investors who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of goodwill, if any, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill is an intangible asset that is recorded in a purchase business combination.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale of investment securities available-for-sale. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale of investment securities available-for-sale. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. “Efficiency ratio, as adjusted” is defined as non-interest expense excluding non-recurring expenses associated with the Chartwell acquisition and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2014	2014	2013
Tangible equity to tangible assets:
Total shareholders' equity	$307,359	$300,983	$289,066
Less: intangible assets	52,719	53,108	—
Tangible equity	$254,640	$247,875	$289,066
Total assets	$2,754,293	$2,732,921	$2,200,897
Less: intangible assets	52,719	53,108	—
Tangible assets	$2,701,574	$2,679,813	$2,200,897
Tangible equity to tangible assets	9.43%	9.25%	13.13%

Tangible book value per common share:
Tangible equity	$254,640	$247,875	$289,066
Common shares outstanding	28,712,779	28,712,779	28,690,279
Tangible book value per common share	$8.87	$8.63	$10.08

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Pre-tax, pre-provision net revenue:
Net interest income before provision for loan losses	$16,246	$16,038	$15,772	$48,146	$45,400
Total non-interest income	9,290	9,121	1,118	22,891	4,210
Less: net gain on the sale of investment securities available-for-sale	—	414	—	1,428	784
Total revenue	25,536	24,745	16,890	69,609	48,826
Less: total non-interest expense	16,673	15,484	10,016	44,949	29,604
Pre-tax, pre-provision net revenue	$8,863	$9,261	$6,874	$24,660	$19,222

Efficiency ratio:
Total non-interest expense (numerator)	$16,673	$15,484	$10,016	$44,949	$29,604
Total revenue (denominator)	$25,536	$24,745	$16,890	$69,609	$48,826
Efficiency ratio	65.29%	62.57%	59.30%	64.57%	60.63%

Efficiency ratio, as adjusted:
Less: Nonrecurring expenses (1)	$—	$—	$97	$45	$97
Less: amortization expense	389	390	—	909	—
Total non-interest expense, as adjusted (numerator)	$16,284	$15,094	$9,919	$43,995	$29,507
Total revenue (denominator)	$25,536	$24,745	$16,890	$69,609	$48,826
Efficiency ratio, as adjusted	63.77%	61.00%	58.73%	63.20%	60.43%

(1)	Nonrecurring expenses include costs associated with the Chartwell transaction.

EXHIBIT 99

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2014
Bank pre-tax, pre-provision net revenue:
Net interest income before provision for loan losses	$16,246	$16,038	$48,146
Total non-interest income	1,875	1,571	5,472
Less: net gain on the sale of investment securities available-for-sale	—	414	1,428
Total revenue	18,121	17,195	52,190
Less: total non-interest expense	10,815	9,857	31,535
Pre-tax, pre-provision net revenue	$7,306	$7,338	$20,655

Bank efficiency ratio:
Total non-interest expense (numerator)	$10,815	$9,857	$31,535
Total revenue (denominator)	$18,121	$17,195	$52,190
Efficiency ratio	59.68%	57.32%	60.42%

Bank efficiency ratio, as adjusted:
Less: nonrecurring expenses (1)	$—	$—	$45
Total non-interest expense, as adjusted (numerator)	$10,815	$9,857	$31,490
Total revenue (denominator)	$18,121	$17,195	$52,190
Efficiency ratio, as adjusted	59.68%	57.32%	60.34%

(1)	Nonrecurring expenses include costs associated with the Chartwell transaction.